EXHIBIT 23.2

DeGOLYER AND MacNAUGHTON

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

February 7, 2012

Superior Energy Services, Inc.

601 Poydras Street, Suite 2400

New Orleans, Louisiana 70130

Ladies and Gentlemen:

We hereby consent to the reference to DeGolyer and MacNaughton in the Notes to the Consolidated Financial Statements and to the incorporation of the estimates contained in our “Appraisal Report as of December 31, 2010 on Certain Properties owned by Superior Energy Services, Inc.” (our Report) in this Registration Statement on Form S-8 (the Registration Statement). We further consent to the incorporation of estimates contained in our “Appraisal Report as of December 31, 2009 on Certain Properties owned by SPN Resources, LLC prepared for Dynamic Offshore Resources, LLC” and our “Appraisal Report as of December 31, 2010 on Certain Properties owned by SPN Resources, LLC prepared for Dynamic Offshore Resources, LLC” that are combined with estimates prepared by other petroleum consultants. Superior Energy Services, Inc. is an owner of SPN Resources, LLC. In addition, we hereby consent to the inclusion of our letter report dated February 18, 2011 in the Registration Statement.

Very truly yours,

/s/ DeGolyer and MacNaughton
Texas Registered Engineering Firm F-716